Exhibit 99.2

XIANGTIAN (USA) AIR POWER CO., LTD. AND SUBSIDIARIES

Unaudited Pro Forma Combined Balance Sheet

As of April 30, 2018

			Adjustment for
			Business		Pro Forma
	Xiangtian (USA)	Hubei Jinli	Combination	Note	Combined
	(Unaudited)	(Unaudited)			(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$2,926,769	$1,479	$-		$2,928,248
Notes receivable	-	82,696	-		82,696
Accounts receivable, net	1,362	1,300,571	-		1,301,933
Inventories	1,627,063	555,576	-		2,182,639
Prepayments	2,109,693	92,026	-		2,201,719
Costs in excess of billings	3,031,786	-	-		3,031,786
Other receivables	924,964	2,132	-		927,096
Other receivables - related parties	-	1,936,021	-		1,936,021
Total current assets	10,621,637	3,970,501	-		14,592,138

PLANT AND EQUIPMENT, NET	6,386,764	4,088,087	2,766,760	(a)	13,241,611

OTHER ASSETS
Intangible assets, net	-	583,770	7,677,244	(a)	8,261,014
Deposit for property, plant and equipment	98,642	-	-		98,642
Deposit for investment	473,747	-	-		473,747
Deferred tax assets	-	9,721	-		9,721
Goodwill	-	-	4,711,524	(a)	4,711,524
Total other assets	572,389	593,491	12,388,768		13,554,648

Total assets	$17,580,790	$8,652,079	$15,155,528		$41,388,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans - banks	$-	$1,421,128	$-		$1,421,128
Current maturities of long-term loan	-	3,305,318	-		3,305,318
Notes payable	2,179,234	-	-		2,179,234
Accounts payable	4,092,099	271,476	-		4,363,575
Customer deposits	2,872,122	790	-		2,872,912
Other payables and accrued liabilities	331,063	605,261	-		936,324
Other payables - related party	3,071,370	-	-		3,071,370
Due to director	2,303,028	-	-		2,303,028
Taxes payable	566,536	244,873	-		811,409
Investment payable	-	-	10,085,177	(a)	10,085,177
Contingent liabilities	-	-	143,845	(a)	143,845
Total current liabilities	15,415,452	5,848,846	10,229,022		31,493,320

OTHER LIABILITIES
Investment payable - noncurrent	-	-	7,729,739		7,729,739
Total liabilities	15,415,452	5,848,846	17,958,761		39,223,059

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued and outstanding	-	-	-		-
Common stock: $0.001 par value, 1,000,000,000 shares authorized, 591,042,000 shares issued and outstanding	591,042	-	-		591,042
Registered capital	-	604,120	(604,120)	(a)	-
Additional paid-in capital	9,967,055	1,157,084	(1,157,084)	(a)	9,967,055
Subscription receivable	(310,000)	-	-		(310,000)
Statutory reserves	-	47,807	(47,807)	(a)	-
Retained earnings (Accumulated deficit)	(7,583,376)	496,085	(496,085)	(a)	(7,583,376)
Accumulated other comprehensive income (loss)	(496,022)	498,137	(498,137)	(a)	(496,022)
Total Xiangtian (USA) Air Power Co. Ltd. common shareholders’ equity	2,168,699	2,803,233	(2,803,233)		2,168,699

NONCONTROLLING INTEREST	(3,361)	-	-		(3,361)

Total stockholders’ equity	2,165,338	2,803,233	(2,803,233)		2,165,338

Total liabilities and stockholders’ equity	$17,580,790	$8,652,079	$15,155,528		41,388,397

Note

(a)	To record the acquisition of Jinli with total consideration of approximately $19.1 million (RMB 121.0 million), of which, approximately $6.3 million (RMB 40 million) are due on June 28, 2018, approximately $12.6 million (RMB 80.1 million) are paid in three installments with present value of approximately $11.5 million (RMB 72.8 million), and potential contingent labilities of annual net profit commission with estimated fair value of $144,000 (RMB 0.9 million).

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XIANGTIAN (USA) AIR POWER CO., LTD. AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Income (Loss)

For the Nine Months Ended April 30, 2018

			Adjustment for
			Business		Pro Forma
	Xiangtian (USA)	Hubei Jinli	Combination	Note	Combined
	(Unaudited)	(Unaudited)			(Unaudited)

REVENUES	$1,011,081	$2,369,217	$-		$3,380,298

COST OF REVENUES	801,840	1,308,461	-		2,110,301

GROSS PROFIT	209,241	1,060,756	-		1,269,997

OPERATING EXPENSES:
Selling, general and administrative expenses	2,408,782	702,173	-		3,110,955

INCOME (LOSS) FROM OPERATIONS	(2,199,541)	358,583	-		(1,840,958)

OTHER INCOME (EXPENSE)
Interest income	4,436	143	-		4,579
Other expense, net	(6,348)	(182,787)	-		(189,135)
Total other expense, net	(1,912)	(182,644)	-		(184,556)

INCOME BEFORE INCOME TAXES	(2,201,453)	175,939	-		(2,025,514)

PROVISION FOR INCOME TAXES	8,190	43,985	-		52,175

NET INCOME (LOSS)	(2,209,643)	131,954	-		(2,077,689)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(3,361)	-	-		(3,361)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS OF XIANGTIAN (USA) AIR POWER CO., LTD.	(2,206,282)	131,954	-		(2,074,328)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	364,347	159,591	-		523,938

COMPREHENSIVE INCOME (LOSS)	$(1,841,935)	$291,545	$-		$(1,550,390)

EARNINGS (LOSS) PER COMMON SHARE
Basic and diluted	$(0.00)				$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	591,042,000				591,042,000

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XIANGTIAN (USA) AIR POWER CO., LTD. AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Income (Loss)

For the Year Ended July 31, 2017

			Adjustment for
			Business		Pro Forma
	Xiangtian (USA)	Hubei Jinli	Combination	Note	Combined
					(Unaudited)

REVENUES	$9,521,371	$2,128,293	$-		$11,649,664

COST OF REVENUES	8,543,207	953,745	-		9,496,952

GROSS PROFIT	978,164	1,174,548	-		2,152,712

OPERATING EXPENSES:
Selling, general and administrative expenses	2,593,916	841,596	-		3,435,512
Provision for doubtful accounts	1,395,152	-	-		1,395,152
Impairment of advances to suppliers	1,404,565	-	-		1,404,565
Total operating expenses	5,393,633	841,596			6,235,229

INCOME (LOSS) FROM OPERATIONS	(4,415,469)	332,952	-		(4,082,517)

OTHER INCOME (EXPENSE)
Interest income	1,329	201	-		1,530
Other income (expense), net	8,222	(23,548)	-		(15,326)
Total other (expense) income, net	9,551	(23,347)	-		(13,796)

INCOME BEFORE INCOME TAXES	(4,405,918)	309,605	-		(4,096,313)

PROVISION FOR INCOME TAXES	158,241	84,581	-		242,822

NET INCOME (LOSS)	(4,564,159)	225,024	-		(4,339,135)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(180,921)	(27,011)	-		(207,932)

COMPREHENSIVE INCOME (LOSS)	$(4,745,080)	$198,013	$-		$(4,547,067)

EARNINGS (LOSS) PER COMMON SHARE
Basic and diluted	$(0.01)				$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	591,042,000				591,042,000

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